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                                                                   EXHIBIT 10.44

               THIRD AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION
                                   AGREEMENT

         This THIRD AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION AGREEMENT (as amended, modified and in effect from time to time this "Amendment"), made as of November 29, 2000, is by and between THE CAPITAL COMPANY OF AMERICA LLC, a Delaware limited liability company, having an address at Two World Financial Center, New York, New York 10281-1198, Attention: General Counsel, Telefax Number (212) 667-1567 (together with its successors and assigns, "Lender"), ALS-VENTURE II, INC., Delaware corporation ("Borrower"), with an address of c/o Alterra Healthcare Corporation, 10000 Innovation Drive, Milwaukee, Wisconsin 53226, Attention: Chief Financial Officer, Telefax Number (414) 918-5055, ALTERRA HEALTHCARE CORPORATION f/k/a ALTERNATIVE LIVING SERVICES, INC., Delaware corporation ("Parent Pledgor" and "Guarantor"), with an address of 10000 Innovation Drive, Milwaukee, Wisconsin 53226, Attention: Chief Financial Officer, Telefax Number (414) 918-5055, and ALS-CLARE BRIDGE, INC., Delaware corporation ("Subsidiary Pledgor"), 10000 Innovation Drive, Milwaukee, Wisconsin 53226, Attention: Chief Financial Officer, Telefax Number (414) 918-5055.

                                    RECITALS

         WHEREAS, Nomura Asset Capital Corporation, as Delaware Corporation, as Lender ("Nomura"), and Borrower entered into that certain Loan Agreement made as of May 26, 1998 as amended by that certain First Amendment to Loan Agreement and Reaffirmation Agreement dated as of July 31, 1998, as further amended by that certain Second Amendment to Loan Agreement, First Amendment to Guaranty and Suretyship Agreement and Reaffirmation Agreement dated as of September, 1998 (collectively the "Original Loan Agreement") which provided, inter alia, for a series of advances (collectively, the "Loan") from Nomura to Borrower;

         WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of July 28, 1998, Allonge and other documents related thereto, Nomura assigned to Lender, and Lender assumed from Nomura, all of Nomura's right, title, interest duties and obligations in, to and under the Original Loan Agreement and the other Loan Documents;

         WHEREAS, the Loan is evidenced, inter alia, by five promissory notes each dated as of May 26, 1998, as the same may have been or may be hereafter further amended, modified, supplemented or restated from time to time. The Loan is secured by, inter alia, real property, improvements and other collateral (collectively, "Property"). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning set forth in the Original Loan Agreement;



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         WHEREAS, Borrower received Advances in the aggregate amount of
$80,706,000 under the terms of the Original Loan Agreement; and

         WHEREAS, Borrower and Lender both desire to further amend the Original Loan Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.       Amendments to the Original Loan Agreement.

         1.1. The definition of "Interest Accrual Period" in Section 1.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "Interest Accrual Period" means each period of time running from and including the eleventh (11th) day of a calendar month to and including the tenth
(10th) day of the following calendar month during the term of the Loan. If the Third Amendment Closing Date shall occur prior to the tenth (10th) day of a calendar month, the first Interest Accrual Period after the Third Amendment Closing shall commence on and include the Third Amendment Closing Date and end on and include the tenth (10th) day of the calendar month in which the Third Amendment Closing Date occurs. If the Third Amendment Closing Date shall occur after the tenth (10th) day of a calendar month, the first Interest Accrual Period after the Third Amendment Closing shall commence on the Third Amendment Closing Date and end on and include the tenth (10th) day of the calendar month following the month in which the Third Amendment Closing Date occurs. If the Third Amendment Closing Date shall occur on the tenth (10th) day of a calendar month, the first Interest Accrual Period after the Third Amendment Closing shall consist of a one (1) day period consisting of the Third Amendment Closing Date.

         1.2. The definition of "Interest Rate" in Section 1.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "Interest Rate:" means, with respect to each Interest Accrual Period, an interest rate per annum equal to (i) the Index Rate plus (ii) the LIBOR Margin plus (iii) if Borrower exercises its option to extend the term pursuant to Section 2.10, one hundred (100) basis points (the "Extension Option Margin") (provided, the Extension Option Margin shall be payable in accordance with Section 2.10).

         1.3. The definition of "Loan Amount" in Section 1.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "Loan Amount" means the principal amount of the Loan outstanding, as the same may be increased or decreased, as a result of any prepayment or otherwise from time to time; such amount is $80,706,000.00 as of November __, 2000.



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         1.4. The definition of "Maturity Date" in Section 1.1 of the Original
Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "Maturity Date:" means (i) August 11, 2002; provided, however, if Borrower, exercises its option to extend such date in accordance with Section 2.10, such date shall be August 11, 2003; or (ii) such earlier date resulting from acceleration of the Indebtedness by Lender.

         1.5. The definition of "Single-Purpose Entity" in Section 1.1 of the Original Loan Agreement is hereby amended to add to the end of each of clauses
(xiii) and (xiv) the following:

            except that, prior to the occurrence of a Cash Management Event, funds of the Borrower may be held in the name of and commingled with the general operating account of the Manager to facilitate payment of liabilities of Borrower by Manager in connection with the management of the Facilities,

         1.6. The definition of "Yield Maintenance Premium" in Section 1.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            "Yield Maintenance Premium" means any hedging losses and breakage fees and other similar costs incurred by Lender due to (i) in the event The Capital Company of America LLC is no longer Lender hereunder, a prepayment of the Loan on a date other than a Payment Date and/or (ii) an acceleration of the Loan.

         1.7. The following definitions are hereby added to Section 1.1 of the Original Loan Agreement.

            "2000 Prepayment Date" has the meaning set forth in Section 2.6(b).

            "2000 Prepayment Total" has the meaning set forth in Section 2.6(b).

            "2001 Prepayment Date" has the meaning set forth in Section 2.6(b).

            "2001 Prepayment Total" has the meaning set forth in Section 2.6(b).

            "2002 Prepayment Date" has the meaning set forth in Section 2.6(b).

            "2002 Prepayment Total" has the meaning set forth in Section 2.6(b).



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            "LIBOR Margin" has the meaning set forth in Section 2.6(b).

            "Extension Commencement Date" has the meaning set forth in
Section 2.10.

            "Extension Notice" has the meaning set forth in Section 2.10.

            "Extension Option Margin" has the meaning set forth in the defined term "Interest Rate."

            "Extension Term" has the meaning set forth in Section 2.10.

            "Index Rate" means, with respect to an Interest Accrual Period, the greater of (a) five percent (5%) and (b) LIBOR determined as of the Interest Determination Date immediately preceding the commencement such Interest Accrual Period.

            "Interest Determination Date" means, with respect to any LIBOR Adjustment Date, the date which is two (2) LIBOR Banking Days prior to such LIBOR Adjustment Date.

            "LIBOR" means, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, LIBOR will be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, if at least two (2) such offered rates so appear. If fewer than two (2) such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Lender will request the principal London office of any four (4) major reference banks in the London interbank market selected by the Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a one (1) month period as of 11:00 a.m., London time, on such Interest Determination Date for amounts comparable to the then outstanding Principal Indebtedness (if available). If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two (2) such quotations are so provided, the Lender will request any three (3) major banks in New York City selected by the Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for amounts comparable to the then outstanding Principal Indebtedness (if available). If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates. If fewer than two (2) rates are so provided, then LIBOR will be LIBOR in effect on the preceding LIBOR Adjustment Date.



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            "LIBOR Adjustment Date" means the eleventh (11th) day of each calendar month; provided, however, that the first LIBOR Adjustment Date shall be November ___, 2000. Each subsequent LIBOR Adjustment Date during the term of this Note shall be the eleventh (11th) day of each subsequent calendar month during the term of the Loan.

            "LIBOR Banking Day" means any Business Day on which dealings in deposits in Dollars are transacted in the London interbank market.

            "Initial LIBOR Margin" means three hundred and twenty-five (325) basis points per annum.

            "LIBOR Margin" means (a) the sum of (i) as of the date hereof, and so long as the LIBOR Margin Debt Service Coverage Ratio for all the Facilities is less than or equal to 1.25:1, the Initial LIBOR Margin, or (ii) if the LIBOR Margin Debt Service Coverage Ratio for all the Facilities is greater than 1.25:1, but less than or equal to 1.50:1, three hundred (300) basis points per annum, or (iii) if the LIBOR Margin Debt Service Coverage Ratio for all the Facilities is greater than 1.50:1, but less than or equal to 1.75:1, two hundred and seventy-five (275) basis points per annum, or (iv) if the LIBOR Margin Debt Service Coverage Ratio for all the Facilities is greater than 1.75:1, two hundred and fifty (250) basis points per annum; plus (b) effective on the Payment Date in January, 2001 (the "2001 Increase Date"), fifty (50) basis points, if Borrower fails to prepay the 2000 Prepayment Total by the 2000 Prepayment Date (provided, however, if the Borrower pays the 2000 Prepayment Total on a date between the 2001 Increase Date and June 11, 2001, effective as of the Payment Date following such payment or, if such payment is made on a Payment Date, on such Payment Date, such additional fifty (50) basis points will no longer be payable and shall not be part of the "LIBOR Margin"); plus (c) effective on the Payment Date in January, 2002 (the "2002 Increase Date"), an additional fifty (50) basis points, if Borrower fails to prepay the 2001 Prepayment Total by the 2001 Prepayment Date (provided, however, if the Borrower pays the 2001 Prepayment Total on a date between the 2002 Increase Date and June 11, 2002, effective as of the Payment Date following such payment or, if such payment is made on a Payment Date, on such Payment Date, such additional fifty
(50) basis points will no longer be payable and shall not be part of the "LIBOR Margin"); plus (d) if Borrower exercises the extension option set forth in
Section 2.10 hereof, effective on the Payment Date in January, 2003 (the "2003 Increase Date"), an additional fifty (50) basis points, if Borrower fails to prepay the 2002 Prepayment Total by the 2002 Prepayment Date (provided, however, if the Borrower pays the 2002 Prepayment Total on a date between the 2003 Increase Date and June 11, 2003, effective as of the Payment Date following such payment or, if such payment is made on a Payment Date, on such Payment Date, such additional fifty (50) basis points will no longer be payable and shall not be part of the "LIBOR Margin"). On each LIBOR Margin Adjustment Date, the portion of the LIBOR Margin described in clause (a) shall be subject to adjustment in accordance with the foregoing as determined by Lender in its sole discretion.

            "LIBOR Margin Adjustment Date" means the eleventh (11th) day of the calendar months November, February, May and August.



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            "LIBOR Margin Debt Service" means, with respect to any LIBOR Margin
Adjustment Date, the Debt Service payable over a previous trailing twelve month period assuming that (i) the principal indebtedness for such twelve month period was the Principal Indebtedness on such LIBOR Margin Adjustment Date and (ii) the interest rate payable for such twelve month period was the Interest Rate in effect immediately prior to such LIBOR Margin Adjustment Date.

            "LIBOR Margin Debt Service Coverage Ratio" means, with respect to any LIBOR Margin Adjustment Date, and calculated for all the Facilities, the quotient obtained by dividing Adjusted Net Operating Income for the Facilities for the three (3) calendar months immediately preceding such LIBOR Margin Adjustment Date as annualized by Lender by the LIBOR Margin Debt Service for the Facilities.

            "Mandatory Prepayments" has the meaning set forth in Section 2.6(b).

            "Minimum Release Price" has the meaning set forth in Section 2.6.

            "Mortgage Release" has the meaning set forth in Section 2.6.

            "Mortgage Release Date" has the meaning set forth in Section 2.6.

            "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the service) for the purpose of displaying interbank rates from London in U.S. Dollars.

            "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits.

            "Third Amendment Closing" means closing of the transaction evidenced by this Amendment.

            "Third Amendment Closing Date" means November __, 2000.

         1.8. Section 2.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

         2.1 Amount of Loan. (a) Subject to the terms and conditions of this Agreement, Lender has lent to Borrower a total amount of $80,706,000.



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            (b) Advances Generally. Notwithstanding anything herein to the contrary, (i) the total cumulative aggregate amount of all Advances hereunder is $80,706,000.00, (ii) Lender shall have no obligation whatsoever to make any further Advances, and (iii) Lender shall have no obligation whatsoever to re-advance any amount repaid.

         1.9. Section 2.5 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            2.5 Principal and Interest Payments; Releases of Security Interests.

            (a) Accrual of Interest. Interest shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at the Interest Rate.

            (b) Intentionally omitted.

            (c) Monthly Base Payments of Principal and Interest. On each Payment Date, Borrower shall pay to Lender (a) a monthly payment of interest based on the Interest Rate for the Interest Accrual Period and (b) a monthly payment of principal (the "Monthly Principal Payment") equal to Three Hundred and Fifty Thousand Dollars ($350,000). Each payment required to be made by Borrower pursuant to this Section 2.5(c) is hereinafter sometimes referred to as a "Base Payment".

            (d) Intentionally omitted.

            (e) Payment Dates. All payments required to be made pursuant to paragraphs (a) and (c) above shall be made beginning on the first Payment Date immediately following the Third Amendment Closing Date; provided, however, that Borrower shall pay interest for the first Interest Accrual Period on the Third Amendment Closing Date.

            (f) Calculation of Interest. Interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Lender under the Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed in each year over a 360 day year.

            (g) Default Rate Interest. Upon the earlier to occur of a Late Payment or an Event of Default, if any, the entire unpaid amount outstanding hereunder and under the Note will bear interest at the Default Rate for so long as such Late Payment or Event of Default remains uncured.

            (h) Late Charge. If Borrower fails to make any payment of any sums due under the Loan Documents on the date when the same is due, and the same remains



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unpaid after the expiration of any applicable cure period, if any, Borrower shall pay a Late Charge.

            (i) Maturity Date. On the Maturity Date, Borrower shall pay to Lender all amounts owing under the Loan Documents including, without limitation, interest, principal, Late Charges, Default Rate interest, and any Yield Maintenance Premium; provided, however, Yield Maintenance Premium shall only be due and payable if the Maturity Date occurs as a result of acceleration of the Note.

            (j) Cash Management Fees. After the occurrence of a Cash Management Event, a fee shall accrue on the outstanding principal balance of the Note and all other amounts due to Lender under the Loan Documents at a rate of .015% per annum which fee shall be paid, by Borrower to Lender, on each Payment Date, for the Interest Period immediately preceding such Payment Date.

         1.10. Section 2.6 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            2.6 Prepayment.

            (a) Voluntary Prepayments. Provided that no Default or Event of Default has occurred and is continuing, Borrower may prepay (i) all of the Loan or (b) part of the Loan, without premium or penalty, provided that each prepayment shall be in an amount equal to or greater than $100,000.00 and, in the event The Capital Company of America LLC is no longer Lender hereunder, shall be made on a Payment Date.

            (b) Mandatory Prepayments. Borrower shall prepay a portion of the Loan (the "Mandatory Prepayments") in amounts equal to or greater than $100,000, and in the event The Capital Company of America LLC is no longer Lender hereunder, which Mandatory Prepayments shall be made on a Payment Date. The sum of the Mandatory Prepayments shall be (i) Five Million Dollars and 00/100 ($5,000,000) (the "2000 Prepayment Total") before December 11, 2000 (the "2000 Prepayment Date"), (ii) an additional Five Million Dollars and 00/100 ($5,000,000) (the "2001 Prepayment Total") on or before December 11, 2001 (the "2001 Prepayment Date") and (iii) in the event Borrower exercises the Extension Option, as set forth in Section 2.10 hereinbelow, an additional Five Million Dollars and 00/100 ($5,000,000) (the "2002 Prepayment Total") on or before December 11, 2002 (the "2002 Prepayment Date"; the 2000 Prepayment Date, 2001 Prepayment Date and 2002 Prepayment Date are referred to herein as the "Prepayment Dates"). If Borrower fails (i) to prepay the 2000 Prepayment Total on or before June 11, 2001 (the "2000 Ultimate Prepayment Date"), (ii) to prepay the 2001 Prepayment Total on or before June 11, 2002 (the "2001 Ultimate Prepayment Date"), or (iii) in the event Borrower exercises the Extension Option, as set forth in Section 2.10 hereinbelow, to prepay the 2002 Prepayment Total on or before June 11, 2003 (the "2002 Ultimate Prepayment Date"; the 2000 Ultimate Prepayment Date, the 2001 Ultimate Prepayment Date and the 2002 Ultimate Prepayment Date are referred to herein collectively as the "Ultimate



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Prepayment Dates"), it shall be deemed an Event of Default under this Agreement.
Notwithstanding anything in the Loan Documents to the contrary, if Borrower fails to pay any Mandatory Prepayment on or before its related Prepayment Date, neither Default Interest nor Late Charges shall accrue with respect to such Mandatory Prepayment during the period from the related Prepayment Date to the related Ultimate Prepayment Date. Any amounts paid under Section 2.6(a) or
2.6(c) shall be applied against the Mandatory Prepayment next required to be paid (the "Next Mandatory Prepayment"); provided, however, to the extent any amounts in excess of the Next Mandatory Prepayment are paid, such amounts shall be applied to the Mandatory Prepayment following the Next Mandatory Prepayment.

            (c) Release of Mortgaged Property. Borrower may from time to time obtain a release of each Mortgaged Property, as identified in Exhibit A attached hereto and by this reference incorporated herein, from the lien of its respective Mortgage (the "Mortgage Release"), provided that: (i) Borrower shall have given Lender not less than thirty (30) days prior written notice, specifying (A) the Payment Date on which to effectuate the Mortgage Release (the "Mortgage Release Date") and (B) the Mortgaged Property to be released from the lien of its respective Mortgage; (ii) simultaneously with each Mortgage Release, Borrower shall convey the Mortgaged Property in question to a third party which third party may be the parent or affiliate of Borrower; (iii) on the Mortgage Release Date, Borrower shall have paid or cause to be paid to Lender the amount for the Mortgaged Property in question set forth on Exhibit A attached hereto (the "Minimum Release Price"); (iv) no Default or Event of Default shall have occurred and be continuing at the time of the Mortgage Release Date; and (v) Borrower shall, at its sole cost and expense, prepare any and all documents necessary to effect the Mortgage Release, all of which shall be subject to the reasonable approval of Lender, and shall be delivered to Lender fifteen (15) days prior to the Mortgage Release Date, and Borrower shall pay all costs and expenses reasonably incurred by Lender or Lender's loan servicer (including, but not limited to reasonable attorney's fees and disbursements) in connection with the review execution and delivery of the Mortgage Release.

            (d) At Lender's election, upon the occurrence and during the continuance of an Event of Default hereunder, in addition to all other payments hereunder, Borrower shall pay and use all Excess Cash Flow to prepay the Loan on each Payment Date in accordance with Section 2.11(g) and Section 2.7.

            (e) If Borrower is required by Lender under the provisions of any Mortgage to prepay the Loan or any portion thereof in the event of damage to or destruction of, or a Taking or a Facility, Borrower shall prepay the Loan to the full extent of the Insurance Proceeds or the Condemnation Proceeds, as applicable, and there shall be no Yield Maintenance Premium or penalty assessed against Borrower by reason of such prepayment.

            (f) All prepayments made pursuant to this Section shall be applied in accordance with the provisions of Section 2.7.



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            (g) In the event The Capital Company of America LLC is no longer
Lender hereunder, any prepayment of the Loan by Borrower shall be made on a Payment Date.

         1.11. Section 2.10 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            Section 2.10 Extension Option. Borrower shall have the right to extend the Maturity Date from August 11, 2002 to August 11, 2003 (the period commencing on the first (1st) day following the original Maturity Date and ending on August 11, 2003 being referred to herein as the "Extension Term"), provided that the following terms are complied with: (i) Borrower shall have given Lender its written notice of such extension (an "Extension Notice") not less than thirty (30) days prior to the original Maturity Date; (ii) on the date of the commencement of the Extension Term (the "Extension Commencement Date"), the Interest Rate shall be increased by the Extension Option Margin as described in clause (iii) of the definition of the term "Interest Rate"; provided; however, Borrower shall prepay on the Extension Commencement Date the increased interest attributable to the Extension Option Margin that would accrue and be payable over the Extension Term based upon the Principal Indebtedness on the Extension Commencement Date and assuming that such Principal Indebtedness was applicable during the Extension Term; and (iii) no Default or Event of Default shall have occurred and be continuing at the time of the delivery of the Extension Notice with respect to the Extension Term or on the Extension Commencement Date. In the event the original Maturity Date is extended by the Extension Term in accordance with the terms hereof, thereafter, all references herein and in any of the other Loan Documents (except any such references in this Section 2.10) to the "Maturity Date" shall be deemed to refer to August 11, 2003.

         1.12. Section 2.11(a)(ii) of the Original Loan Agreement is hereby amended to delete the third and fourth sentences thereof and replace such sentences with the following:

            Borrower shall cause the Operators for the Leased Facilities to deposit all lease payments under the relevant Operator Leases directly into the Collection Account and shall cause all relevant checks to be made payable to the name of the Collection Account. For the Facilities which are not Leased Facilities, Borrower shall cause the Manager to deposit all Rents, Moneys and other items of Gross Revenue into the Collection Account within two (2) Business Days of receipt thereof.

         1.13. Section 2.11(b) of the Original Loan Agreement is hereby amended to delete the first sentence thereof and replace such sentence with the following:

            Prior to the occurrence of a Cash Management Event, Borrower shall pay from an account of Borrower to Lender or Lender's designee or to an account identified by Lender or Lender's designee on or prior to each Payment Date, the Required Debt Service Payment for such Payment Date, the Basic Carrying Costs Monthly Installment for the Interest


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Accrual Period immediately preceding such Payment Date and the Capital Reserve
Monthly Installment for the Interest Accrual Period immediately preceding such Payment Date.

         1.14. The last paragraph of Section 2.11(g) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            If an Event of Default has occurred and is continuing or if on any Payment Date the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Lender may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay such deficiency; provided, however, with respect to any Leased Facility or any Joint Venture Facility, for so long as the Subsidiary has not acquired an equity interest in the applicable Operator or the applicable Joint Venture, the funds in the Basic Carrying Costs Sub-Account and the Capital Expense Sub-Account allocable to a Leased Facility or any Joint Venture Facility shall not be used to pay any costs other than the Basic Carrying Costs and the Capital Expenses of the related Leased Facility or Joint Venture Facility. If Lender elects to apply funds of any such Sub-Account to pay any Base Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within three (3) Business Days after notice of such withdrawal, an Event of Default shall exist hereunder. Notwithstanding anything contained herein to the contrary, on the Closing Date Borrower shall deposit (i) the Initial Basic Carrying Costs Amount into the Basic Carrying Costs Sub-Account, (ii) the Initial Capital Reserve Amount into the Capital Reserve Sub-Account and (iii) the Initial Debt Service Reserve Amount into the Debt Service Reserve Sub-Account.

         1.15. Section 2.13 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            Section 2.13. Securitization. Borrower hereby acknowledges that Lender, its successors or assigns, may sell or securitize the Loan or portions thereof in one or more transactions (each, a "Securitization"; and collectively, the "Securitizations"). Borrower agrees that it shall cooperate with Lender and use Borrower's best efforts to facilitate the consummation of each Securitization including, without limitation, by: (i) promptly and reasonably providing such information as may be requested in connection with the sale of the Loan (or portion thereof), the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (ii) providing in connection with each of (a) a preliminary and a private placement memorandum or (b) a preliminary and final prospectus, as applicable, an indemnification certificate (x) certifying that Borrower has carefully examined such private placement memorandum, prospectus or registration statement, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Mortgage Loan", "The Underlying Mortgaged Properties", "The Manager", "Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections requested) insofar as they relate to Borrower, its Affiliates, the Loan or the Facilities do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify any Indemnified Party for any losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such memorandum or prospectus, as applicable, and (y) indemnifying each Indemnified Party, the Issuer and the Advisor for any losses, claims, damages, costs, expenses or liabilities (including, without limitation, all liabilities under all applicable federal and state securities laws) (collectively, the "Liabilities") to which any of them may become subject
(i) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to Borrower, its Affiliates, the Loan, the Facilities, any Operator, the Manager or any aspect of the subject financing or the parties directly involved therein contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading or (ii) as a result of any untrue statement of material fact in any of the financial statements of Borrower incorporated into any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities or the failure to include in such financial statements or in any placement memorandum, prospectus, registration statement or other document connected with the issuance of securities any material fact relating to Borrower, its Affiliates, the Facilities, any Operator, the Loan, the Manager and any aspect of the subject financing necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify any Indemnified Party for any losses relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower's examination of such memorandum or prospectus, as applicable, and (z) agreeing to reimburse Lender, the Issuer and the Advisor for any legal or other expenses reasonably incurred by Lender, the Issuer and the Advisor in connection with investigating or defending the Liabilities; (iv) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies for other securitizations having or seeking ratings comparable to that then being sought for the relevant Securitization; (v) making such representations, warranties and covenants, as may be reasonably requested by the Rating Agencies and comparable to those required in other securitized transactions having or seeking the same rating as is then being sought for the Securitization; (vi) providing such information regarding the Collateral as may be reasonably requested by the Rating Agencies or otherwise required in connection with the formation of a REMIC; and (vii) providing any other information and materials reasonably required in the Securitization. Borrower acknowledges and agrees that the Lender may, at any time on or after the Closing Date, assign its duties, rights or obligations hereunder or under any Loan Document in whole, or in part, to a servicer and/or a trustee in Lender's discretion. Nothing herein shall in any way limit Lender's right to sell all or a portion of the Loan in a transaction which is not a Securitization.

         1.16. Section 2.16 is hereby added to the Original Loan Agreement as follows:

            Section 2.16 Partial Releases of Mortgaged Property.

            (a) General. At the request of Borrower and provided the terms of this Section 2.16 are complied with, Lender will consider granting a partial release from the lien of a Mortgage covering an unimproved portion of a Mortgaged Property (an "Original Property") as Borrower may request (such unimproved portion referred to herein as a "Release Parcel"; an Original Property less a Release Parcel is referred to herein as a "Remaining Property"), provided (i) Borrower shall deliver to Lender at least thirty (30) days prior to the proposed release (a) a property survey of the Remaining Property meeting the survey requirements for the survey delivered in connection with the Mortgage of the Original Property, (b) an appraisal or qualified broker's sale analysis, each of which must be acceptable to Lender in its discretion of the Release Parcel, (c) a copy of the purchase and sale agreement pursuant to which the Release Parcel is to be sold, (d) documents amending the legal description set forth in the applicable Mortgage and the other applicable Loan Documents in form acceptable to Lender and (f) a bring-down of the applicable Title Insurance Policy reflecting such amendments; (ii) no Event of Default shall have occurred and be continuing; (iii) Borrower shall pay to Lender an amount equal to 75% of the gross sales proceeds attributable to the sale of the Release Parcel and the amount of such gross sales proceeds shall be acceptable to Lender in its discretion; (iv) Borrower shall pay all of Lender's costs and expenses (including reasonable legal fees and disbursements) incurred in connection with the contemplated transaction and in connection with Lender's review of the matters described in this Section 2.16(a) and the determination of the satisfaction of the conditions set forth herein and otherwise incurred in connection with the Release Parcel; and (v) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that:


               (i) all Legal Requirements (including, without limitation, all zoning and subdivision laws, set back requirements, side line requirements, parking ratio requirements, use requirements and building and fire code requirements) applicable to the Remaining Property have been complied with;

               (ii) as a result of the conveyance of the Release Parcel and the release of the Release Parcel from the lien of the applicable Mortgage, the Remaining Property, considered alone, will not be in violation of any Legal Requirements;

               (iii) the conveyance on the Release Parcel and the release of the Release Parcel from the lien of the applicable Mortgage will not result in the breach of any agreement, including, without limitation, any Lease, affecting the Remaining Property;

               (iv) the Release Parcel is not necessary for the ingress or egress to the Remaining Property;

               (v) the Remaining Property and the Release Parcel shall be separate tax lots as evidenced by an endorsement to the applicable Title Insurance Policy or, if separate tax lot status cannot be obtained prior to the sale of the Release Parcel, Borrower and the purchaser of the Release Parcel shall have filed applications to receive such separate tax lot status; provided, however, until such applications are granted, Borrower shall include in the Basic Carrying Costs Monthly Installment the amount of real property taxes, assessments and Impositions for the entire Original Property;

               (vi) Borrower shall, simultaneously with the release of the Release Parcel, sell and convey the Release Parcel to a bonafide third party on commercially reasonable terms similar to those of an arms-length transaction; and

               (vii) the Release Parcel may not, under the provisions of any Applicable Laws (including applicable zoning ordinances), be used for any purpose which Lender determines may have an adverse impact on the Remaining Property or is otherwise inconsistent with the use of the Remaining Property.

            (b) Sun City West Partial Release. At the request of Borrower and provided the terms of this Section 2.16(b) are complied with, Lender shall release from the lien of the applicable Mortgage (the "Sun City West Mortgage") covering a portion of the Mortgaged Property referred to as Sun City West (the "Original Sun City West Property"), as more particularly described on the attached Schedule 1 attached hereto (the "Sun City West Release Parcel"; the Original Sun City West Property less the Sun City West Release Parcel is referred to herein as the "Sun City West Remaining Property"), provided (i) Borrower shall deliver to Lender at least thirty (30) days prior to the proposed release (a) a property survey of the Sun City West Remaining Property meeting the survey requirements for the survey delivered in connection with the Mortgage of the Original Property, (b) intentionally deleted, (c) a copy of the purchase and sale agreement pursuant to which the Sun City West Release Parcel is to be sold, (d) documents amending the legal description set forth in the Sun City West Mortgage and the other applicable Loan Documents in form acceptable to Lender and (f) a bring-down of the applicable Title Insurance Policy reflecting such amendments; (ii) no Event of Default shall have occurred and be continuing;
(iii) Borrower shall pay to Lender an amount equal to 75% of the gross sales proceeds (which the purchase agreement between the Borrower and Purchaser currently states shall be $290,000) attributable to the sale of the Sun City West Release Parcel and the amount of such gross sales proceeds shall be acceptable to Lender in its discretion (gross proceeds of $290,000 being hereby acknowledged as acceptable to Lender); (iv) Borrower shall pay all of Lender's costs and expenses (including reasonable legal fees and disbursements) incurred in connection with the contemplated transaction and in connection with Lender's review of the matters described in this Section 2.16 and the determination of the satisfaction of the conditions set forth herein and otherwise incurred in connection with the Sun City West Release Parcel; and (v) Borrower shall have delivered to Lender evidence reasonably satisfactory to Lender that:

               (i) all Legal Requirements (including, without limitation, all zoning and subdivision laws, set back requirements, side line requirements, parking ratio requirements, use requirements and building and fire code requirements) applicable to the Sun City West Remaining Property have been complied with;

               (ii) as a result of the conveyance of the Sun City West Release Parcel and the release of the Sun City West Release Parcel from the lien of the Sun City West Mortgage, the Sun City West Release Parcel, considered alone, will not be in violation of any Legal Requirements;

               (iii) the conveyance of the Sun City West Release Parcel and the release of the Sun City West Release Parcel from the lien of the Sun City West Mortgage will not result in the breach of any agreement, including, without limitation, any Lease, affecting the Sun City West Remaining Property;

               (iv) the Sun City West Release Parcel is not necessary for the ingress or egress to the Sun City West Remaining Property;

               (v) Sun City West Remaining Property and the Sun City West Release Parcel shall be separate tax lots as evidenced by an endorsement to the applicable Title Insurance Policy or, if separate tax lot status cannot be obtained prior to the sale of the Sun City West Release Parcel, Borrower and the purchaser of the Sun City West Release Parcel shall have filed applications to receive such separate tax lot status; provided, however, until such applications are granted, Borrower shall include in the Basic Carrying Costs Monthly Installment the amount of real property taxes, assessments and Impositions for the entire Sun City West Original Property.

               (vi) Borrower shall, simultaneously with the release of the Sun City West Release Parcel, sell and convey the Sun City West Release Parcel to a bonafide third party on commercially reasonable terms similar to those of an arms-length transaction; and

               (vii) the Sun City West Release Parcel may not, under the provisions of any Applicable Laws (including applicable zoning ordinances), be used for any purpose which Lender determines may have an adverse impact on the Sun City West Remaining Property or is otherwise inconsistent with the use of the Sun City West Remaining Property.

         1.17. Section 5.1(p) of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

            (p) Management of Mortgaged Property. Each Facility will be managed at all times by the Manager pursuant to the Management Agreement unless terminated as herein provided. Any Management agreement shall be terminated by Borrower or the relevant Operator, if any, as applicable, at Lender's request, upon thirty (30) days prior written notice to Borrower and the Manager (i) upon the occurrence of an Event of Default, (ii) if the Manager commits any act which would permit termination by Borrower or the relevant Operator, as applicable, under the Management Agreement or (iii) if as of the last day of any calendar quarter, the Adjusted Net Operating Income for all the Facilities remaining subject to the Mortgages at such time, computed on the basis of the prior twelve
(12) calendar months, is less than the product of (x) seventy-five percent (75%) and (y) the aggregate Adjusted Net Operating Income as of the Third Amendment Closing Date (as set forth on Schedule 2 attached hereto) for the

Facilities then subject to the Mortgages and remains less than such seventy-five percent (75%) of the Adjusted Net Operating Income for three (3) consecutive months computed in each case on the basis of the prior twelve (12) calendar months. If a manager is terminated pursuant hereto, Borrower shall immediately seek to appoint a replacement manager acceptable to Lender in Lender's discretion, and Borrower's failure to appoint an acceptable manager within sixty
(60) days after Lender's request of Borrower to terminate any Management Agreement shall constitute an immediate Event of Default. Borrower may from time to time appoint a successor manager to manage the relevant Facilities, which successor manager shall be approved in writing by Lender in Lender's reasonable discretion. Notwithstanding the foregoing, any successor manager selected hereunder by Lender or Borrower to serve as Manager (i) shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses as the Facilities and in the jurisdictions in which the relevant Facility or Facilities are located and (ii) shall not be paid management fees in excess of fees which are market fees for comparable managers of comparable properties in the same geographic area.

         1.18. Section 8.6 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

               Section 8.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Lender at its address set forth on the first page hereof, and if to Borrower at its designated address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered concurrently to each of the following: Dechert , 30 Rockefeller Plaza, New York, New York 10112, Attention: G. Monique Escudero, Esquire, Telefax Number 212/698-3599; Two World Financial Center, New York, New York 10281-1198, Attention: General Counsel, Telefax Number (212) 667-1567; Two World Financial Center, Building B, New York, NY 10281-1198; copies of notices to Borrower shall be delivered concurrently to each of the following: Alan C. Leet, Rogers & Hardin, 2700 International Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, Telefax Number (404) 525-2224, and Alterra Healthcare Corporation, 10000 Innovation Drive, Milwaukee, Wisconsin 53226,
Attention: Mark Ohlendorf, Telefax Number (414) 918-5055. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 8.6. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

         1.19. Section 8.14 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

               Section 8.14 Exculpation. The Loan shall be fully recourse to the Borrower and the Parent.

         1.20. Sections 2.15 and 8.32 of the Original Loan Agreement, Exhibits D, E, F and G of the Original Loan Agreement and the following definitions from
Section 1.1 of the Original Loan Agreement are hereby deleted in their entirety and all references to such sections and defined terms in the Original Loan Agreement or any of the other Loan Documents shall be interpreted and construed as if such terms had been deleted from such document and shall be null and void, and of no further force and effect:

               "Accrued Interest," "Actual Prepayment Amount," "Additional Facility," "Amortizable Amount," "Class B Amount," "Class B equity Interests," "Class C Amount," "Class C Equity Interests," "Cut-Off Date," "Default Collateral," "Defeasance Debt Service Coverage Ratio," "Defeasance Deposit," "Defeasance Release Date," "Difference," "Earn-Out Advance," "Final Rate Lock," "Initial Interest Rate," "Initial Securitization Expense Amount," "Maximum Additional Facility Advance Amount," "Optional Prepayment Date," "Preferred Cash Collateral Account," "Preferred Cash Collateral Account Bank," "Preferred Cash Management Agreement", "Preferred Equity Holder," "Recalculated Loan Amount," "Recourse Distributions," "Remaining Property," "Replaced Property," "Required Base Debt Service Payment," "Revises Interest Rate," "Securitization Costs," "Securitization Expense Sub-Account," "Spread " "Stabilization Date," "Stabilization Date Loan Amount," "Stabilization Date Payment Date," "Stabilization Interest Rate," "Stabilization Optimum Debt Service Coverage Ratio," "Successor Obligor," "Substitute Loan Documents," "Substitute Property," "Ten Year Treasury Rate," "Treasury Rate," "Unpaid Excess Loan Amount," "Underwriting NOI Criteria," "Unpaid Excess Loan Amount," "Warrant," "Security Agreement."

         1.21. Exhibit B of the Original Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto.

2. Severability. In case any provision of this Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3. No Modification Except in Writing. None of the terms of this Amendment may be modified, waived, altered, amended, supplemented, extended, consolidated, replaced, exchanged or otherwise changed except by an instrument in writing duly executed by all of the parties hereto.

4. Further Assurances. Borrower shall execute and deliver such further instruments and perform such further acts as may be requested by Lender from time to time to confirm the provisions of this Amendment and the Loan Documents, to carry out more effectively the purposes of this Amendment and the Loan Documents, or to confirm the priority of any Lien created by any of the Loan Documents.

5. Representations and Warranties. Without limiting in any way any representation or warranty in any Loan Document, Borrower and Guarantor each represent and warrant that as of the date hereof:

         5.1. Organization. (a) Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the State of its formation, (ii) has the requisite corporate power and authority to carry on its business as now being conducted, (iii) is duly qualified to do business in each jurisdiction in which the nature of its business, the Property or any of its collateral makes such qualification necessary or desirable, and (iv) has the requisite corporate power to execute and deliver, and perform its obligations under, this Amendment.

                            (b) Guarantor (i) is a duly organized and validly
existing corporation in good standing under the laws of the State of its formation, (ii) has the requisite corporate power and authority to carry on its business as now being conducted, (iii) is duly qualified to do business in each jurisdiction in which the nature of its business, the Property or any of its collateral makes such qualification necessary or desirable, and (iv) has the requisite corporate power to execute and deliver, and perform its obligations under, this Amendment.

         5.2. Authorization. (a) The execution and delivery by Borrower of this Amendment, Borrower's performance of its obligations hereunder (i) have been duly authorized by all requisite corporate action on the part of Borrower, (ii) will not violate any provision of any applicable legal requirements, decree, injunction or demand of any court or other governmental authority, any organizational document of Borrower or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or agreement or instrument and (iv) have been duly executed and delivered by Borrower. Except for those obtained or filed on or prior to the date hereof, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment. This Amendment has been duly authorized, executed and delivered by Borrower.

                              (b) The execution and delivery by Guarantor of
this Amendment, Guarantor's performance of its obligations hereunder (i) have been duly authorized by all requisite corporate action on the part of Guarantor,
(ii) will not violate any provision of any applicable legal requirements, decree, injunction or demand of any court or other governmental authority, any organizational document of Guarantor or any indenture or agreement or other instrument to which Guarantor is a party or by which Guarantor is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any such indenture or agreement or instrument and (iv) have been duly executed and delivered by Guarantor. Except for those obtained or filed on or prior to the date hereof, Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment. This Amendment has been duly authorized, executed and delivered by Guarantor.

         5.3. Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or Guarantor in this Amendment or in any other document or certificate delivered to Lender by Borrower or Guarantor contains any untrue statement of a material fact or omits to state any material fact necessary to makes statements contained herein or therein not misleading. There is no fact presently known to Borrower or Guarantor which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower or Guarantor can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrower or Guarantor.

         5.4. No Offsets; Defenses. There are no existing claims by Borrower or Guarantor against Lender and there are no offsets or defenses by Borrower or Guarantor to the payment of any amounts required under the Loan Documents or otherwise to the enforcement by Lender of the Loan Documents.

         5.5. Enforceability. (a) This Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

                              (b) This Amendment is a legal, valid and binding
obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

         5.6. Equity Infusion. On May 31, 2000 Guarantor consummated the sale of the following securities in accordance with the Purchase agreement dated as of April 26, 2000 among Guarantor, RDVEPCO, L.L.C., Group One Investors, L.L.C. and Holiday Retirement 2000, LLC, as amended by that certain First Amendment dated May 31, 2000: (i) $5,000,000 of its Series A 9.75% Convertible Pay-in-Kind Preferred Stock (mandatory redemption in seven (7) years), (ii) $1,425,000.00 of its Series A 9.75% Convertible Pay-in-Kind Debentures (seven (7) year maturity)), $90,354,000 of its Series B 9.75% Convertible Pay-in-Kind Debentures (seven (7) year maturity) and (iv) $35,095,636 of its Series C 9.75% Convertible Pay-in-Kind Debentures (seven (7) year maturity).

         5.7. Survival of Representations and Warranties. (a) Without in any way limiting any provision of any Loan Document which provides for a longer period of survival, Borrower hereby agrees that (i) all representations and warranties made by Borrower in this Amendment shall continue for so long as any amount remains owing to Lender under this Amendment, the Note or any of the other Loan Documents, and (ii) all representations, warranties, covenants and agreements made in this Amendment shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

               (b) Without in any way limiting any provision of any Loan Document which provides for a longer period of survival, Guarantor hereby agrees that (i) all representations and warranties made by Guarantor in this Amendment shall continue for so long as any amount remains owing to Lender under this Amendment, the Note or any of the other Loan Documents, and (ii) all representations, warranties, covenants and agreements made in this Amendment shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

         5.8. Reaffirmation. Each of Borrower, Guarantor, Parent Pledgor and Subsidiary Pledgor hereby ratifies and reaffirms the obligations, waivers, indemnities and covenants made under the Loan Documents to which each is bound.

         5.9. Confirmation of Specific Obligations. Borrower confirms, as of the date hereof, that (i) the Manager has executed a Management Agreement with the Operators of those Facilities set forth on Exhibit C attached hereto and with the Borrower for all of the other Facilities; (ii) Borrower and Manager have delivered to Lender a Manager's Subordination for all of the Facilities; (iii) except for the Facilities set forth on Exhibit C attached hereto, the Borrower has terminated the Operator Lease for each Facility and each related Operator no longer leases any Facility; and (iv) within one (1) year of the date of this Amendment (A) Borrower or an affiliate of Borrower will have acquired all third parties interests in the Operator's listed on Exhibit C; (B) Borrower will terminate the related Operator Lease; (C) Manager will execute a Management Agreement with Borrower for the Facilities listed on Exhibit C; and (D) Borrower will execute amendments to the Loan Documents as requested by Lender to memorialize the foregoing matters.

6. Miscellaneous.

         6.1. This Amendment together with the Note and the other Loan Documents as they have or may be modified, amended, supplemented and in effect from time to time constitutes the entire agreement among the parties concerning its subject matter.

         6.2. This Amendment shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.

         6.3. This Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.4. Borrower and Guarantor each confirms and ratifies the terms and provisions of the Loan Documents to which it is a party as modified hereby and agrees that the Loan Documents, as so modified, remain in full force and effect as of the date hereof, and nothing herein contained shall be construed to impair the security or affect the first priority of the lien of any mortgage, nor impair any rights or powers which Lender or its successors may have for nonperformance of any term of any of the Loan Documents.

         6.5. This Amendment is solely intended to and shall amend the Original Loan Agreement. Nothing in this Amendment is intended to or shall impair any Lien which Lender ever had, now has, or may hereafter have on any property of Borrower under the Loan Documents including, without limitation, the Collateral.

         6.6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to New York's principles of conflict of law).

         6.7. Any reference to the Loan Agreement in any of the Loan Documents shall hereafter mean the Original Loan Agreement as amended by this Amendment as the same may be subsequently amended, modified, altered, supplemented, extended, consolidated, replaced, exchanged or otherwise changed.




                   [Signatures commence on the following page]

         IN WITNESS WHEREOF, the parties hereto have caused this THIRD AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION AGREEMENT to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                     LENDER:


                     THE CAPITAL COMPANY OF AMERICA LLC, a
                     Delaware limited liability company


                     By:         /s/ Robert Burke
                        ----------------------------------------------
                          Name:  Robert Burke
                               ---------------------------------------
                          Title: Managing Director
                                --------------------------------------


                    [signatures continued on following page]

                           BORROWER:


                           ALS-VENTURE II, INC., a Delaware corporation

                                 By: /s/ Mark Ohlendorf
                                     ------------------------------------------
                                     Mark Ohlendorf
                                     Vice President


                           PARENT PLEDGOR/GUARANTOR:


                           ALTERRA HEALTHCARE CORPORATION f/k/a
                           ALTERNATIVE LIVING SERVICES,
                           INC, a Delaware corporation

                                 By: /s/ Mark Ohlendorf
                                     ------------------------------------------
                                     Mark Ohlendorf
                                     Senior Vice President


                           SUBSIDIARY PLEDGOR:


                           ALS-CLARE BRIDGE, INC., a Delaware corporation

                                 By: /s/ Mark Ohlendorf
                                     ------------------------------------------
                                     Mark Ohlendorf
                                     Vice President

                                   SCHEDULE 1

            Attach legal description of Sun City West Release Parcel

                                   SCHEDULE 2

         Adjusted Net Operating Income Schedule as of the Third Amendment Closing Date

Facility Name                                                        Adjusted NOI
-------------                                                        ------------
Clare Bridge of Brandon (II)                                             77,532
Clare Bridge of Cheswick                                                136,731
Clare Bridge of Eagan                                                   397,174
Clare Bridge of Murrysville                                             359,955
Clare Bridge of Oviedo (I)/Sterling House of Oviedo (II and III)        627,389
Clare Bridge of Sun City West                                           189,833
Hamilton House of Portage/Wynwood of Portage                            617,358
Sterling Cottage of Goodlettsville                                      374,764
Sterling House of Cape Coral                                            401,417
Sterling House of Columbia                                               87,292
Sterling House of Littleton                                             554,646
Sterling House of Maryville                                             358,153
Sterling House of Rock Hill                                             353,893
Sterling House of South Bend                                            367,467
WovenHearts of Battle Creek (I and II)                                  229,559
WovenHearts of Bay City (I and II)                                      451,752
WovenHearts of Coon Rapids (I and II)                                   152,692
WovenHearts of Midland (I and II)                                       321,854
WovenHearts of Monroe (I and II)                                        488,339
WovenHearts of Penn Hills                                               125,045
WovenHearts of Saginaw (I and II)                                       376,887
WovenHearts of Swartz Creek                                             128,861
WovenHearts of West St. Paul (I and II)                                 443,318
WovenHearts of Westland (I and II)                                       25,129
Wynwood of Adams (I)                                                   -110,249
GRAND TOTAL                                                           7,536,791

                                    EXHIBIT A
                             MINIMUM RELEASE PRICES

Facility Name                                                        Release Price
-------------                                                        -------------
Clare Bridge of Brandon (II)                                         2,400,000
Clare Bridge of Cheswick                                             3,500,000
Clare Bridge of Eagan                                                4,800,000
Clare Bridge of Murrysville                                          3,200,000
Clare Bridge of Oviedo (I)/Sterling House of Oviedo (II and III)     7,100,000
Clare Bridge of Sun City West                                        4,600,000
Hamilton House of Portage/Wynwood of Portgage                        8,400,000
Sterling Cottage of Goodlettsville                                   2,500,000
Sterling House of Cape Coral                                         2,800,000
Sterling House of Columbia                                           2,200,000
Sterling House of Littleton                                          3,000,000
Sterling House of Maryville                                          2,500,000
Sterling House of Rock Hill                                          2,706,000
Sterling House of South Bend                                         2,600,000
WovenHearts of Battle Creek (I and II)                               2,400,000
WovenHearts of Bay City (I and II)                                   2,700,000
WovenHearts of Coon Rapids (I and II)                                3,100,000
WovenHearts of Midland (I and II)                                    2,800,000
WovenHearts of Monroe (I and II)                                     3,000,000
WovenHearts of Penn Hills                                            1,600,000
WovenHearts of Saginaw (I and II)                                    2,600,000
WovenHearts of Swartz Creek                                          1,100,000
WovenHearts of West St. Paul (I and II)                              2,500,000
WovenHearts of Westland (I and II)                                   2,600,000
Wynwood of Adams (I)                                                 4,000,000

                                    EXHIBIT B

                             Additional Definitions

Closing Date Advance (May 26, 1998)                                    $32,516,000

Initial Basic Carrying Costs Amount                                    $121,905.16

Initial Capital Reserve Amount                                         $         0

Additional Facility Advance (July 31, 1998)                            $21,330,000

Additional Facility Advance (September ___, 1998)                      $26,860,000

ALLOCATED LOAN AMOUNTS

         1.       Clare Bridge of Cheswick                             $4,271,000
                  Cheswick, PA

         2.       Clare Bridge of Murrysville                          $3,358,000
                  Export, PA

         3.       Sterling House of Columbia                           $2,352,000
                  Columbia, SC

         4.       Sterling House of Rock Hill                          $2,259,000
                  Rock Hill, SC

         5.       WovenHearts of Battle Creek                          $2,495,000
                  Battle Creek, MI

         6.       WovenHearts of Bay City                              $2,478,000
                  Bay City, MI

         7.       WovenHearts of Midland                               $2,500,000
                  Midland, MI

         8.       WovenHearts of Monroe                                $2,769,000
                  Monroe, MI

         9.       WovenHearts of Penn Hills                            $1,690,000
                  Penn Hills, PA

         10.      WovenHearts of Saginaw                               $2,547,000
                  Saginaw Township, MI

         11.      WovenHearts of Swartz Creek                          $1,069,000
                  Swartz Creek, MI

         12.      WovenHearts of West St. Paul                         $2,206,000
                  West St. Paul, MN

         13.      WovenHearts of Westland                              $2,502,000
                  Westland, MI

         14.      Sterling House of South Bend                         $2,210,000
                  South Bend, IN

         15.      WovenHearts of Coon Rapids                           $3,330,000
                  Coon Rapids, MN

         16.      Clare Bridge of Oviedo/                              $6,960,000
                  WovenHearts of Oviedo
                  Oviedo, FL

         17.      Hamilton House of Portage/                           $8,850,000
                  Wynwood of Portage
                  Portage, MI

         18.      Wynwood of Adams (I)                                 $5,650,000
                  Mars, PA

         19.      Clare Bridge of Sun City West                        $4,610,000
                  Sun City West, AZ

         20.      Clare Bridge of Eagan                                $4,500,000
                  Eagan, MN

         21.      Clare Bridge of Brandon (II)                         $2,530,000
                  Brandon, FL

         22.      Sterling House of Maryville                          $2,300,000
                  Maryville, TN

         23.      Sterling House of Littleton                          $2,730,000
                  Littleton, CO

         24.      Sterling Cottage of Goodlettsville                   $2,180,000
                  Goodlettsville, TN

         25.      Sterling House of Cape Coral                         $2,360,000
                  Cape Coral, FL

LEASED FACILITIES              OPERATOR                           ADDRESS
-----------------              --------                           -------
Alterra Clare Bridge of     ALS-Indiana (PA)                   931 Route 910
Cheswick                    Partners, a Pennsylvania           Cheswick, PA 15024
Cheswick, PA                general partnership

Alterra Wynwood of          Wynwood of Adams L.P., a           10 Adams Ridge Blvd.,
Adams (I)                   Delaware limited partnership       Mars, PA

NONLEASED FACILITIES                                     ADDRESS
--------------------                                     -------
WovenHearts of Battle Creek                         191/197 Lois Drive
Battle Creek, MI                                    Battlecreek, MI 49015

WovenHearts of Penn Hills                           7151 Saltsburg Road
Penn Hills, PA                                      Penn Hills, PA 15235

WovenHearts of Swartz Creek                         8240 Miller Road
Swartz Creek, MI                                    Swartz Creek, MI 48476

Clare Bridge of Murrysville                         5300 Old William
Export, PA                                          Penn Highway
                                                    Export, PA 15632

Sterling House of Columbia                          251 Springtree Drive
Columbia, SC                                        Columbia, SC 29223

Sterling House of Rock Hill                         1920 Ebenezer Road
Rock Hill, SC                                       Rock Hill, SC  29732

WovenHearts of Bay City                             720/734 N. Pine Road
Bay City, MI                                        Bay City, MI  48707

NONLEASED FACILITIES                                     ADDRESS
--------------------                                     -------
WovenHearts of Midland                              4012/4004 Waldo Avenue
Midland, MI                                         Midland, MI 48642

WovenHearts of Monroe                               1615/1605 Fredericks Drive
Monroe, MI                                          Monroe, MI 48162

WovenHearts of Saginaw                              2445/2485 McCarty Road
Saginaw, MI                                         Saginaw, MI 48162

WovenHearts of West                                 305/315 E. Thompson
Avenue St. Paul                                     West St. Paul, MN 55118
West St. Paul, MN

WovenHearts of Westland                             32111/32151 Cherry Hill Rd.
Westland, MI                                        Westland, MI 48186

Sterling House of                                   17441 State Road 23,
South Bend                                          South Bend, IN

WovenHearts of Coon Rapids (I)                      1770 113th Lane,
                                                    Coon Rapids, MN

WovenHearts of Coon Rapid (II)                      11372 Robinson Drive,
                                                    Coon Rapids, MN

Clare Bridge of Oviedo (I)                          445 Alexandria Blvd.,
                                                    Oviedo, FL

WovenHearts of Oviedo (II)                          395 Alafaya Woods Blvd.,
                                                    Oviedo, FL

WovenHearts of Oviedo (III)                         355 Alafaya Woods Blvd.,
                                                    Oviedo, FL

Hamilton House of Portage                           3150 Old Centre Avenue,
                                                    Portage, MI

Wynwood of Portage                                  3150 Old Centre Avenue,
                                                    Portage, MI

Clare Bridge of Sun City                            14001 W. Meeker Blvd.,

NONLEASED FACILITIES                                     ADDRESS
--------------------                                     -------
West                                                Sun City West, AZ

Clare Bridge of Eagan                               1365 Crestridge Lane,
                                                    Eagan, MN

Sterling House of Brandon                           524 N. Parsons Avenue,
                                                    Brandon, FL

Sterling House of                                   511 Pearson Springs Road,
Maryville                                           Maryville, TN

Sterling House of                                   8271 S. Continental
Littleton                                           Divide Road,  Littleton, CO

Sterling Cottage of                                 2025 Caldwell Drive,
Goodlettsville                                      Goodlettsville, TN

Sterling House of                                   1416 Country Club Road,
Cape Coral                                          Cape Coral, FL

JOINT VENTURE FACILITIES         JOINT VENTURE              ADDRESS

None

ADDITIONAL FACILITIES

None

SUBLEASED FACILITIES

None

* The Initial Basic Carrying Costs are allocated among the Facilities as follows:



                                                     Real Estate                      Insurance
Facility                                                Taxes                          Premiums
--------                                             -----------                      ---------
Clare Bridge of Cheswick                           $    3,333.33                      $  640.00

                                                     Real Estate                      Insurance
Facility                                                Taxes                          Premiums
--------                                             -----------                      ---------
Clare Bridge of Murrysville                             2,083.33                         608.25
Sterling House of Columbia                              2,730.92                         504.17
Sterling House of Rock Hill                             2,482.67                         458.33
WovenHearts of Battle Creek (I) & (II)                  4,583.33                         596.00
WovenHearts of Bay City (I) & (II)                      2,700.00                         596.00
WovenHearts of Midland (I) & (II)                       2,700.00                         596.00
WovenHearts of Monroe (I) & (II)                        2,700.00                         596.00
WovenHearts of Penn Hills                               2,916.67                         300.00
WovenHearts of Saginaw (I) & (II)                       2,700.00                         596.00
WovenHearts of Swartz Creek                             2,416.67                         298.00
WovenHearts of West St. Paul (I) & (II)                 2,700.00                         596.00
WovenHearts of Westland (I) & (II)                      4,583.33                         596.00
Sterling House of SouthBend                             2,979.17                         650.00
WovenHearts of Coon Rapids (I) & (II)                   6,883.33                         875.00
Clare Bridge of Oviedo (I) &
  WovenHearts of Oviedo (II) & (III)                   11,100.00                       1,483.25
Hamilton House of Portage &
  Wynwood of Portage                                   11,083.33                       1,557.58
Wynwood of Adams (I)                                    3,333.33                         949.33
Clare Bridge of Sun City West                           5,600.00                         708.25
Clare Bridge of Eagan                                   5,600.00                         708.25
Sterling House of Brandon (II)                          3,000.00                       2,500.00
Sterling House of Maryville                             2,979.17                         550.00
Sterling House of Littleton                             3,800.00                         925.00
Sterling Cottage of Goodlettsville                      2,979.17                         550.00

Sterling House of Cape Coral                            3,000.00                       2,500.00
                                                     -----------                     ----------
                                               Total $100,967.75               Total $20,937.41

DOING BUSINESS AS NAMES

Alterra Clare Bridge of Sun City West on Meeker
Alterra Sterling House of Littleton
Alterra Sterling House of Brandon
Alterra Sterling House of Cape Coral
Alterra Clare Bridge of Oviedo
Alterra Sterling House of Oviedo II
Alterra Sterling House of Oviedo
Alterra Sterling House of South Bend
Alterra Sterling House of Battle Creek
Alterra Clare Bridge Cottage of Battle Creek
Alterra Sterling House of Bay City
Alterra Clare Bridge Cottage of Bay City

Alterra Clare Bridge Cottage of Midland
Alterra Sterling House of Midland
Alterra Sterling House of Monroe
Alterra Clare Bridge Cottage of Monroe
Alterra Wynwood of Portage
Alterra Clare Bridge of Portage
Alterra Sterling House of Saginaw
Alterra Clare Bridge Cottage of Saginaw
Alterra Sterling House of Swartz Creek
Alterra Clare Bridge Cottage of Westland
Alterra Sterling House of Westland
Alterra Sterling House of Coon Rapids
Alterra Clare Bridge Cottage of Coon Rapids
Alterra Clare Bridge of Eagan
Alterra Clare Bridge Cottage of West St. Paul
Alterra Sterling House of West St. Paul
Alterra Clare Bridge of Cheswick
Alterra Clare Bridge of Murrysville
Alterra Wynwood of Adams
Alterra Sterling House of Penn Hills
Alterra Sterling House on Park Lane
Alterra Sterling House of Rock Hill
Alterra Sterling House of Goodlettsville
Alterra Sterling House of Maryville

                                    EXHIBIT C

                    OPERATORS LEASING PROPERTY FROM BORROWER

          PROPERTY                                    OPERATOR/LESSEE
--------------------------------                   -------------------------
Alterra Clare Bridge of Cheswick                   ALS-Indiana (PA) Partners
Alterra Wynwood of Adams                           Wynwood of Adams L.P.